                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         SEDA SPECIALTY PACKAGING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Not Applicable.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                         SEDA SPECIALTY PACKAGING CORP.
                           2501 WEST ROSECRANS AVENUE
                       LOS ANGELES, CALIFORNIA 90059-3510

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, MAY 21, 1997
                             2:00 P.M. PACIFIC TIME

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of SEDA Specialty Packaging Corp. will be held at the offices of the Company, 2501 West Rosecrans Avenue, Los Angeles, California 90059-3510, on Wednesday, May 21, 1997 at 2:00 p.m., Pacific Time for the following purposes:

     1. To elect five (5) directors.

     2. To ratify the selection of Price Waterhouse LLP as independent auditors for the year ending December 31, 1997.

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Ronald W. Johnson,
                                          Secretary

Los Angeles, California
April 25, 1997

       WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE
                        ENCLOSED POSTAGE PAID ENVELOPE.

                         SEDA SPECIALTY PACKAGING CORP.
                           2501 WEST ROSECRANS AVENUE
                       LOS ANGELES, CALIFORNIA 90059-3510

                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of SEDA Specialty Packaging Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 2:00 P.M., Pacific Time, on May 21, 1997. The approximate mailing date for this proxy statement and the enclosed proxy is April 25, 1997. Only Stockholders of record at the close of business on April 21, 1997 (the "Record Date") will be entitled to vote. At such date, the Company had outstanding 5,261,138 shares of its common stock, $0.001 par value (the "Common Stock"). Holders of Common Stock are entitled to one vote for each share held. An abstaining vote will be counted as a vote against the relevant proposal.

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the meeting and voting in person.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, telegraph, telecopy and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each current director of the Company, (iii) each executive officer listed in the Summary Compensation Table under "Executive Compensation" below and (iv) all current directors (each of whom is a nominee for director) and executive officers as a group:

                                                                          SHARES
                                                                       BENEFICIALLY     PERCENT
                           NAME AND ADDRESS(1)                           OWNED(2)        OWNED
    -----------------------------------------------------------------  ------------     -------
    Shapour and Pamela Sedaghat, as joint tenants....................     2,185,967      41.5%
    Shawn Sedaghat(3)................................................     1,609,133      27.7%
    Edward F. Csaszar(4).............................................        35,750       *
    Edward S. Dombroski(5)...........................................        17,250       *
    Andreas Iseli(6).................................................        26,750       *
    Ronald W. Johnson(5).............................................        30,000       *
    Daniel E. Wieneke(5).............................................         1,125       *
    Dann V. Angeloff(7)..............................................        35,000       *
    Alfred E. Osborne, Jr.(7)........................................        36,000       *
    Robert H. King(5)................................................        11,250       *
    All Directors and Executive Officers as a Group (10
    persons)(8)......................................................     1,822,508      30.4%

                                                                          SHARES
                                                                       BENEFICIALLY     PERCENT
                           NAME AND ADDRESS(1)                           OWNED(2)        OWNED
    -----------------------------------------------------------------  ------------     -------
    Fidelity Capital Appreciation Fund...............................       327,000       6.2%
    82 Devonshire Street
    Boston, MA 02109
    Verissimo Research & Management, Inc.............................       282,700       5.4%
    775 Baywood Drive
    Petaluma, CA 94954

---------------

 *  Less than one percent.

(1) Each of such persons may be reached through the Company at 2501 West Rosecrans Boulevard, Los Angeles, California 90059-3510 unless otherwise stated.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, subject to applicable community property laws.

(3) Includes 545,000 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

(4) Includes 27,750 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

(5) Represents shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

(6) Includes 21,750 shares issuable pursuant to stock options issuable within 60 days of Record Date.

(7) Includes 30,000 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

(8) Includes 734,375 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

                             ELECTION OF DIRECTORS

     Five directors of the Company are to be elected, each to hold office until the next annual meeting of stockholders and until their respective successors are elected, or until death, resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the following five nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority so to vote. Such nominees are the incumbent directors of the Company. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

     The names, ages and principal occupation at the Record Date and for the past five years and directorships of the nominated directors are as follows:

     SHAHROKH "SHAWN" SEDAGHAT, age 31, was elected President of the Company in November 1992 and Chairman of the Board and Chief Executive Officer of the Company in February 1995. From March 1985 to November 1992, Mr. Sedaghat held various positions with the Company including machine operator, assembly supervisor, molding supervisor, quality control manager and general manager.

     RONALD W. JOHNSON, age 49, has been Vice President of Finance and Chief Financial Officer of the Company since November 1992. From July 1983 until joining the Company, he was employed by McDonnell Douglas Information Systems Company in various executive positions with various subsidiaries and divisions of such company, including Vice President of Finance and Administration of McDonnell Douglas Computer Systems Company, Vice President of Financial Planning and Analysis of McDonnell Douglas Information Systems Group and Vice President of Finance and Chief Financial Officer of Microdata Corporation. From 1978 to 1983 he was Corporate Controller and Chief Accounting Officer of Electronic Memories and

Magnetics Corporation, and from 1972 to 1978 he was employed by Price Waterhouse. Mr. Johnson is a Certified Public Accountant.

     DANN V. ANGELOFF, age 61, became a director of the Company in September 1993. Since 1976 Mr. Angeloff has been the President of The Angeloff Company, a corporate financial advisory firm. Mr. Angeloff serves on the Board of Directors of Compensation Resource Group, Eagle Lifestyle Nutrition, Inc., Leslie's Poolmart, Nicholas/Applegate Growth Equity Fund, Nicholas/Applegate Investment Trust, Public Storage, Inc., Ready Pac Produce, Inc., and Royce Medical Company. Mr. Angeloff is a former Trustee of the University of Southern California and is a University Counselor to the President of the University of Southern California.

     ROBERT H. KING, age 75, became a director of the Company in February 1995. Mr. King has served as President of Consumer Marketing International, Inc., a consumer product marketing company, since 1984. From 1978 to 1984, he served as Chairman, President, Chief Executive Officer and Chief Operating Officer of World Book, Inc. a publisher of reference books. From 1968 - 1978, he served as President to Time-Life Libraries, Inc., a publishing subsidiary of Time-Life, Inc.

     ALFRED E. OSBORNE, JR., Ph.D., age 51, became a director of the Company in November 1993. He currently serves as Associate Professor of Business Economics and the Director of the Harold Price Center for Entrepreneurial Studies in the Anderson Graduate School of Management at U.C.L.A., where he has held several management and teaching positions since 1972. Dr. Osborne currently serves on the Board of Directors of Greyhound Lines, Inc., Nordstrom, Inc., The Times Mirror Company and United States Filter Corporation. He has authored numerous articles, reports and other publications with respect to capital market issues confronting small and growing enterprises and is a member of the Council of Economic Advisors for California.

     There are no family relationships between any of the directors or executive officers of the Company.

     The Board of Directors held four meetings during 1996. Each director attended at least 75% of the aggregate of all meetings held by the Board in 1996 during his tenure as a director.

DIRECTORS' COMPENSATION

     For 1996, outside directors were entitled to: (i) an annual payment of $10,000, payable in equal quarterly installments of $2,500, (ii) $750 per meeting of the Board of Directors or any committee thereof that is attended in person, (iii) $500 per attended telephonic Board meeting, and (iv) $750 per Committee meeting for serving as a Committee Chairman. These amounts were pro rated for the time served by the outside directors. In 1997 the directors' compensation will be increased by 20%.

     In addition, each outside Board member was granted stock options exercisable for 15,000 shares at a per share price equal to the market price of the Company's Common Stock on the date such person became a member of the Board, vesting at the rate of 25% a year. For each year after the first year of Board membership, an outside director may be granted additional options for at the then-market price on the date of grant. The Company may change this policy in the future. In October 1994, the Company issued each of Dann V. Angeloff and Alfred E. Osborne, Jr., Ph.D. stock options for 5,000 shares at a per share exercise price of $12.50. In February 1995, the Company issued each of Dann V. Angeloff, Alfred E. Osborne, Jr. and Robert H. King stock options for 15,000 shares at a per share exercise price of $11.1875.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors reviews and approves the Company's compensation programs. See "Report of Compensation Committee." Dann V. Angeloff, Chairman, and Alfred E. Osborne, Jr. are the current members of the Company's Compensation Committee which was formed in September 1993. The Committee held two meetings during 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pacific Atlantic Brokerage, Inc. ("Pacific Atlantic"), a corporation majority owned by Shawn Sedaghat, provides freight forwarding services to the Company. The cost of the services provided by Pacific Atlantic to the Company in 1996, and charged to operations was $1,243,000. The Company's Audit Committee periodically reviews the freight forwarding services and terms under which those services are provided to the Company by Pacific Atlantic. To the extent that such freight forwarding services are not competitive in terms of price and otherwise with those that could be obtained from independent sources, the Committee would consider modifying the relationship accordingly or associating with another freight forwarding company. As of December 31, 1996, in the aggregate, the Company owed $90,000 to Pacific Atlantic. The Company believes that the terms of the transactions referenced in this section were on terms as favorable to the Company as would have been received in transactions negotiated at arms-length.

OTHER COMMITTEES

     The Audit Committee of the Board of Directors consists of Messrs. Osborne, Chairman, and Angeloff. It met two times in 1996 and each member attended the meetings. The Board of Directors presently has no Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and its most highly paid executive officers other than the Chief Executive Officer whose compensation exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                                                   AWARDS
                                                                                          -------------------------
                                        ANNUAL COMPENSATION                               RESTRICTED     SECURITIES
            NAME AND              -------------------------------      OTHER ANNUAL         STOCK        UNDERLYING
       PRINCIPAL POSITION         YEAR     SALARY($)     BONUS($)     COMPENSATION($)       AWARDS       OPTION($)
--------------------------------  ----     ---------     --------     ---------------     ----------     ----------
Shawn Sedaghat..................  1996      345,427      345,000           15,336(1)             --             --
  Chairman, President and         1995      300,150(2)   125,000           17,796(1)             --        250,000
  Chief Executive Officer         1994      193,167       60,000           11,550(1)             --         60,000
Edward F. Csaszar...............  1996      207,150           --           10,275(1)             --             --
  Vice President of Sales and     1995      174,821           --           10,256(1)             --         15,000
  Marketing                       1994      150,123        5,000            9,600(1)             --          2,000
Edward S. Dombroski.............  1996      100,200       25,000            5,153(1)             --             --
  Vice President and              1995       98,153       25,000            6,155(1)             --         15,000
  General Manager                 1994       86,634        5,000            5,152(1)             --          5,000
Andreas Iseli...................  1996      142,300           --            7,338(1)             --             --
  Vice President Operations,      1995       92,049           --            7,509(1)             --         15,000
  Tube Division                   1994       68,769           --            6,534(1)             --          4,000
Ronald W. Johnson...............  1996      105,200       50,000            8,319(1)             --             --
  Vice President of Finance,      1995      100,259       40,000            7,093(1)             --         15,000
  Chief Financial Officer and     1994      100,415       30,000            1,200(1)             --          5,000
  Secretary
Daniel E. Wieneke...............  1996      227,019       10,000           10,800(1)             --            500
  President of American           1995       71,388(3)        --            4,000(1)             --          2,000
  Safety Closure Corp.            1994           --           --               --                --             --

---------------

(1) Primarily represents automobile expenses or allowances paid by the Company.

(2) Shawn Sedaghat was elected Chairman of the Board of Chief Executive Officer effective February 28, 1995.

(3) Mr. Wieneke joined the Company in August 1995.

OPTION GRANTS, EXERCISES AND YEAR END VALUES

     The following stock options were granted by the Company to the Named Executive Officers during the fiscal year ended December 31, 1996:

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1996

                               INDIVIDUAL GRANTS

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                          NUMBER OF       PERCENT OF                                             PRICE APPRECIATION
                          SECURITIES    TOTAL OPTIONS       EXERCISE                                     FOR
                          UNDERLYING      GRANTED TO           OR                                  OPTION TERM(1)
                           OPTIONS        EMPLOYEES           BASE            EXPIRATION        ---------------------
          NAME             GRANTED      IN FISCAL YEAR    PRICE ($/SH)           DATE           5%($)          10%($)
------------------------  ----------    --------------    ------------    ------------------    ------         ------
Shawn Sedaghat..........       --              --                --               --                --            --
Edward F. Csaszar.......       --              --                --               --                --            --
Edward S. Dombroski.....       --              --                --               --                --            --
Andreas Iseli...........       --              --                --               --                --            --
Ronald W. Johnson.......       --              --                --               --                --            --
Daniel E. Wieneke.......      500             100%           $19.50        October 22, 2001     $2,695         $5,950

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 0% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders commensurately.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                FY-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES             VALUE OF
                                                                      UNDERLYING            UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                      OPTIONS AT            OPTIONS AT
                                                                   DECEMBER 31, 1996     DECEMBER 31, 1996
                                     SHARES                        -----------------     -----------------
                                    ACQUIRED          VALUE          EXERCISABLE/          EXERCISABLE/
              NAME                 ON EXERCISE     REALIZED($)     UNEXERCISABLE(1)      UNEXERCISABLE(2)
---------------------------------  -----------     -----------     -----------------     -----------------
Shawn Sedaghat...................    0               --                  545,000/0       $    2,764,500/$0
Edward F. Csaszar................    0               --               24,000/8,000       $ 113,344/$41,844
Edward S. Dombroski .............    0               --               17,250/8,750       $  81,844/$44,844
Andreas Iseli....................    0               --               18,000/8,500       $  85,594/$43,844
Ronald W. Johnson................    0               --               26,250/8,750       $ 122,344/$44,844
Daniel E. Wieneke................    0               --                1,125/1,375       $    6,500/$6,500

---------------
(1) For a description of the terms of such options, see "Option Plan."

(2) Based on a price per share of $16.50, which was the price of a share of Common Stock as quoted on the Nasdaq National Market at the close of business on December 31, 1996.

STOCK OPTION PLAN

     A total of 1,000,000 shares of the Company's Common Stock has been reserved for issuance under the Company's 1993 Incentive Stock Option Plan and Nonstatutory Stock Option Plan, as amended (the "Option Plan"), which expires by its own terms in 2003. A total of 807,000 options were outstanding at December 31, 1996, 775,000 of which had been granted to executive officers and directors of the Company. The total options outstanding at December 31, 1996 are exercisable at the following prices:

  PRICE      SHARES       PRICE      SHARES
---------    -------     -------    --------
$10.00       237,000     $ 12.31     180,000
 11.1875     125,000       12.50      36,000
 11.96        70,000       13.75      60,000
 12.00        83,500       14.00      15,000
                           19.50         500

     The Option Plan provides for the grant of "incentive stock options" within the meaning of Section 442 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options to employees, officers, directors and consultants of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by a committee appointed by the Board, which determines the terms of options granted, including the exercise price, the number of shares subject to the option, and the option's exercisability.

     The exercise price of all options granted under the Option Plan must be at least equal to the fair market value of such shares on the date of grant. The maximum term of options granted under the Option Plan is ten years. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110% of the fair market value on the date of grant.

EMPLOYMENT AGREEMENTS

     None of the Named Executive Officers has an employment contract except for Mr. Wieneke. Effective August 1995 Mr. Wieneke entered into a two year employment contract. Under his contract, he receives a salary of $225,000 per year subject to cost of living increases and bonuses of 5% of the net income of American Safety Closure Corp.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") was formed by the Board of Directors in 1993 to set and administer the policies governing the Company's compensation programs, including stock option plans. The Committee receives and evaluates information regarding compensation practices for comparable business in similar industries, and considers this information in determining base salaries, bonuses and stock-based compensation. The committee is authorized to engage or employ such outside professional consultants or other services as in its discretion may be required to fulfill its responsibilities. The Committee also discusses and considers executive compensation matters and makes decisions thereon.

     The Company's compensation policies are structured to link the compensation to the Chief Executive Officer, the Named Executive Officers and other executives of the Company with corporate performance. Through the establishment of compensation programs, the Company has attempted to align the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and to ensure corporate performance, which will then enhance stockholder value.

     The Company's executive compensation philosophy is to set base salaries in accordance with those of comparable business, and then to provide performance-based variable compensation, such as bonuses, as determined by the Compensation Committee according to factors such as the Company's earnings as well as value received by stockholders. This philosophy allows total compensation to fluctuate from year to year. As a result, the Named Executive Officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the evaluation of the compensation factors described above by the Compensation Committee.

     For fiscal 1996 the base salary amounts and bonuses for the Named Executive Officers was determined by conducting an informal survey of salaries and bonuses of comparable companies, taking into account performance of the other companies as compared to the Company and the individual accomplishments of the Named Executive Officers and their role in achieving the financial results attained by the Company for the year.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.

     The Committee believes that its overall executive compensation program has been successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which should create added stockholder value.

                                          COMPENSATION COMMITTEE

                                          Dann V. Angeloff -- Chairman
                                          Alfred E. Osborne, Jr.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION
                          TOTAL RETURN TO STOCKHOLDERS
                              REINVESTED DIVIDENDS

        MEASUREMENT PERIOD            SEDA SPECIALTY
      (FISCAL YEAR COVERED)           PACKAGING CORP.       PEER GROUP            S&P 500
0                                                  100                 100                 100
2                                                  152                 101                  99
14                                                  84                 118                 102
26                                                  88                 127                 141
38                                                 118                 123                 173

     Set forth above is a performance graph comparing the cumulative total stockholder returns on the Company's Common Stock, the S&P 500 Stock Index and an index average of the Company's peer group, composed of comparable publicly traded companies in the plastics packaging business, as selected by the Company. Such peer group includes: Aptargroup, Inc., Kerr Group, Inc., Liqui-Box Corp., Sealright Co., Inc., Sun Coast Industries, Inc. and Tuscarora, Inc. The performance graph covers the period commencing October 26, 1993 (the effective date of the Company's initial public offering) and ended December 31, 1996, and assumes $100 invested on October 26, 1993 in the Company's Common Stock, S&P 500 Stock Index and the stock index of the peer group.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP, independent accountants, have been the Company's independent auditors since 1992 and have been selected by the Board of Directors to serve as auditors for the year ending December 31, 1997. Stockholders are being asked to ratify the selection. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she wishes and will also be available to respond to appropriate questions at the meeting.

     This proposal may be adopted by the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting of Stockholders. The Board of Directors recommends a vote for the proposal to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for 1997.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                  STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before December 25, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                          Ronald W. Johnson,
                                          Secretary
April 25, 1997
Los Angeles, California

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN THE PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO SIGN AND RETURN THE ACCOMPANYING
                PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                         SEDA SPECIALTY PACKAGING CORP.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 1997.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Ronald W. Johnson and Shahrokh "Shawn" Sedaghat, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of SEDA Specialty Packaging Corp., at the offices of the Company, 2501 West Rosecrans Avenue, Los Angeles, California 90059-3510, on Wednesday, May 21, 1997 at 2:00 P.M. Pacific Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

1.  Election of Directors              [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY to vote
                                           (except as marked to the contrary             for all nominees listed below
                                           below)

Shahrokh "Shawn" Sedaghat -- Ronald W. Johnson -- Dann V. Angeloff -- Robert H.
                     King -- Alfred E. Osborne, Jr., Ph.D.

  INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

    The Board of Directors recommends a vote FOR each of the nominees.

2. To ratify the selection of Price Waterhouse LLP as independent auditors for the year ending December 31, 1997. The Board of Directors recommends a vote FOR.

                  FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

3. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR PROPOSAL 2. (Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)



                                                       Date: _____________, 1997


                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature, if held
                                                       Jointly

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE
                                   PROVIDED,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.